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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of earliest event reported):     OCTOBER 30, 1998



                         KANEB PIPE LINE PARTNERS, L.P.
               (Exact name of registrant as specified in charter)



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
       DELAWARE                        001-10311                           75-2287571
(State of Organization)          (Commission File No.)        (I.R.S. Employer Identification No.)
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            2435 NORTH CENTRAL EXPRESSWAY
                  RICHARDSON, TEXAS                                75080
      (Address of Principal Executive Offices)                  (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 699-4000


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         The Registrant is a Delaware limited partnership of which Kaneb Pipe Line Company, a Delaware corporation ("KPL"), is the general partner. KPL is a wholly owned subsidiary of Kaneb Services, Inc., a Delaware corporation ("KSI"). PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as the Registrant's independent accountant to audit the consolidated financial statements of the Registrant for each of its two most recent years ended December 31, 1997 and December 31, 1996. In September 1998, the Audit Committee of the Board of Directors of KSI sought proposals from four accounting firms, including PricewaterhouseCoopers and KPMG Peat Marwick LLP ("KPMG Peat Marwick"), with respect to the audit of the Registrant's consolidated financial statements for the year ending December 31, 1998. At its meeting on October 30, 1998, the Audit Committee reviewed such proposals, selected KPMG Peat Marwick to audit such financial statements and thereafter notified those four firms of its decision. This change in accountants may be construed as a "dismissal" of PricewaterhouseCoopers within the meaning of Item 304(a)(1)(i) of Regulation S-K of the Securities and Exchange Commission. As of the date of this report, KPMG Peat Marwick is in the process of its standard prospective client evaluation procedures and has not accepted the engagement.

         The reports of PricewaterhouseCoopers on the financial statements of the Registrant for the years ended December 31, 1997 and December 31, 1996 do not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the Registrant believes that a disagreement existed as of October 30, 1998, between KSI and PricewaterhouseCoopers with respect to the financial statements of KSI involving the timing of an adjustment to the financial statements of KSI to increase the carrying value of its investment in units of limited partnership interests of the Registrant. Such issue is more fully described in the Current Report on Form 8-K of KSI filed November 6, 1998, included as Exhibit 99.1 hereto. Other than as described therein, during the Registrant's two most recent fiscal years and the subsequent period through October 30, 1998, there were no disagreements between the Registrant or KSI and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure as defined by
Item 304(a)(1)(iv) of Regulation S-K, nor did any of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K occur between the Registrant or KSI and PricewaterhouseCoopers.

         Prior to the selection of KPMG Peat Marwick for the Registrant's 1998 audit, KSI discussed with KPMG Peat Marwick certain significant accounting matters regarding the Registrant or KSI of which KSI was aware, including the issue described in the preceding paragraph. However, prior to such selection, KSI did not seek the opinion or recommendation of KPMG Peat Marwick as to the issue described herein or any other accounting matters. Although representatives of KPMG Peat Marwick discussed these matters with KSI, they did not express an opinion or recommendation on them or the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of KSI or the Registrant. KPMG Peat Marwick currently is considering the issue described herein, but has not advised KSI of its conclusion with respect thereto as of the date of this report. The issue is expected to be resolved prior to the filing of KSI's Quarterly Report on Form 10-Q for the third quarter of 1998.


                                      KPP-1

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         The Registrant has requested of KPMG Peat Marwick that it review the disclosure contained in this report and has provided it with the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made herein by the Registrant with respect to it. The Registrant has authorized PricewaterhouseCoopers to respond fully to any inquiries of KPMG Peat Marwick concerning the matters referred to herein.

         The Registrant has provided PricewaterhouseCoopers with a copy of this report and has requested PricewaterhouseCoopers to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. The letter of PricewaterhouseCoopers is included as Exhibit 16 to this report.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         16.1     -   Letter of PricewaterhouseCoopers LLP dated November 6,
                      1998.
         99.1     -   Current Report on Form 8-K of Kaneb Services, Inc. filed
                      November 6, 1998.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               KANEB PIPE LINE PARTNERS, L.P., by
                               Kaneb Pipe Line Company, as General Partner



                               By:                  MICHAEL R. BAKKE
                                         Michael R. Bakke, Assistant Controller



                                      KPP-2

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                                INDEX TO EXHIBITS



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    Number                                    Exhibit
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
     16.1           Letter of PricewaterhouseCoopers LLP dated November 6, 1998

     99.1 Current Report on Form 8-K of Kaneb Services, Inc. filed November 6, 1998.
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